Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Steve Bolton, President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of Carolyn River Projects Ltd., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of Carolyn River Projects Ltd. for the period ended November 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carolyn River Projects Ltd.

Dated:  January 13, 2010

/s/ Steve Bolton
Steve Bolton, President, Chief Executive Officer,
Secretary, Treasurer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Carolyn River Projects Ltd. and will be retained by Carolyn River Projects Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.